Exhibit 99.1

EMPLOYMENT AGREEMENT

I, Arthur G. Dauber, agree to the terms and conditions of employment with American Electric Technologies, Inc., a Florida corporation (the “Company”), set forth in this Employment Agreement (“Agreement”).

1. Term of Employment. My employment under this Agreement shall commence on January 1, 2010 (“Effective Date”) and end on December 31, 2011 (“Expiration Date”), or such earlier date on which my employment is terminated under Section 5 of this Agreement. If the Company continues to employ me beyond the Expiration Date without entering into a written agreement extending the term of this Agreement, all obligations and rights under this Agreement shall prospectively lapse as of the Expiration Date, except the Company’s obligation to pay me two years salary and expected bonus under 5.a. Change of Control, the Company’s ongoing indemnification obligation under Section 4(g), my confidentiality and other obligations under Section 6, and our mutual waiver under Section 8, and I thereafter shall be an at-will employee of the Company.

2. Nature of Duties.

a. If I am so elected by the Board of Directors of the Company, I will serve as Executive Chairman of the Board of Directors of the Company for the remainder of calendar year 2009 and calendar year 2010. My responsibilities would include serving as Chairman of the Board of Directors, and focusing on international joint ventures, technical developments, manufacturing and transformative business development projects. I will also perform special projects and merger and acquisition possibilities as assigned by the CEO of the Company.

b. For calendar year 2011, I will be a part-time employee of the Company. If so elected, I will continue to serve as Chairman of the Board of Directors of the Company. I will work on mergers and acquisitions and special projects, including international joint ventures and other specific projects assigned to me by the CEO of the Company.

c. I recognize and agree that the Company may alter my duties from time to time. I shall devote 1,500 hours of my business time in 2010 and 1,000 hours of my business time in 2011 to the performance of my duties for the Company, which I shall perform faithfully and to the best of my ability. I shall be subject to the Company’s policies, procedures and approval practices as generally in effect from time to time.

3. Place of Performance. I shall be based at the Company’s headquarters in Houston, Texas, except for required travel on the Company’s business.

4. Compensation and Related Matters.

	2010	2011
Base Salary	$180,000	$120,000

Expected Bonus	0	0

Total Expected Compensation	$180,000	$120,000

a. Automobile Allowance. The Company shall provide an automobile, or shall provide to me an automobile allowance equal to $600.00 per month in 2010 and $400.00 per month in 2011.

b. Standard Benefits. During my employment, I shall be entitled to continue to participate in all executive benefit plans and programs, including paid vacations, and other benefits generally available to other similarly situated Company executives in accordance with the terms of those plans and programs and applicable law. The Company shall have the right to terminate or change any such plan or program at any time. Provided however that I shall be entitled to take 4 weeks paid vacation in 2010 and 3 weeks in 2011. I shall also be entitled to Health and Life insurance benefits not to exceed cost to the Company of $500 per month in 2010 and $350 per month in 2011, plus in each year the cost of my annual physical examinations.

c. Indemnification. The Company shall extend to me the same indemnification arrangements as are generally provided to other similarly situated Company executives, including after termination of my employment.

d. Expenses. I shall be entitled to receive prompt reimbursement for all reasonable and customary travel and business expenses I incur in connection with my employment, but I must incur and account for those expenses in accordance with the policies and procedures established by the Company.

e. Sarbanes-Oxley Act Loan Prohibition. To the extent that any Company benefit, program, practice, arrangement, or this Agreement would or might otherwise result in my receipt of an illegal loan (“Loan”), the Company shall use reasonable efforts to provide me with a substitute for the Loan that is lawful and of at least equal value to me. If this cannot be done, or if doing so would be significantly more expensive to the Company than making the Loan, the Company need not make the Loan to me or provide me substitute for it.

3.	Termination.

a. Rights and Duties. If my employment is terminated, I shall be entitled to the amounts or benefits shown on the applicable row of the following table, subject to the balance of this Section 5. The Company and I shall have no further obligations to each other, except the Company’s Change of Control obligation, the Company’s ongoing indemnification obligation under Section 4(g), my confidentiality and other obligations under Section 6, and our mutual waiver under Section 8, or as set forth in any written agreement I subsequently enter into with the Company.

DISCHARGE FOR CAUSE	Payment or provision when due of (1) any earned but unpaid base salary, expense reimbursements, and vacation days accrued prior to termination of employment, and (2) other unpaid vested amounts or benefits under Company compensation, incentive, and benefit plans.

DISABILITY	Same as for “Discharge for Cause” EXCEPT that I also shall be potentially eligible for disability benefits under any Company-provided disability plan in which I then participate.

DISCHARGE OTHER THAN FOR CAUSE OR DISABILITY	Same as for “Discharge for Cause” EXCEPT that, in exchange for my execution of a release in accordance with this section, my base salary, but not my employment, shall continue for up to twelve months and Company will pay COBRA health insurance premiums for me and my family for a like period while I seek other employment. This salary and insurance will be paid 1/12th monthly and will cease upon my commencement of other employment.

RESIGNATION	Same as for “Discharge for cause”

DEATH	Same as for “Discharge for Cause” EXCEPT that payments shall be made to the person or entity prescribed by Company policies.

EXPIRATION OF AGREEMENT	Same as for “Discharge other than for cause or disability.”

CHANGE OF CONTROL	Same as for “Discharge for Cause” EXCEPT that, in exchange for my execution of a release in accordance with this section, my base salary, but not my employment, shall continue for up to twelve months and Company will pay COBRA health insurance premiums for me and my family for a like period while I seek other employment. This salary and insurance will be paid 1/12th monthly and will cease upon my commencement of other employment.

b. Discharge for Cause. The Company may terminate my employment at any time if it believes in good faith that it has Cause to terminate me. “Cause” shall include, but not be limited to:

i. my refusal to follow the Company’s lawful directions or my material failure to perform my agreed upon duties (other than by reason of physical or mental illness, injury, or condition), in either case, after I have been given notice of my default and a reasonable opportunity to cure my default;

ii. my material failure to comply with Company policies;

iii. my engaging in conduct that is or may be unlawful or disreputable, to the possible detriment of the Company and its subsidiaries and affiliates, and their predecessors and successors (“Group”), or my own reputation;

iv. my seeking, exploring, or accepting a full time position with another business enterprise or venture without the Company’s written consent at any time more than 90 days before the Expiration Date; or

v. my engaging in activities on behalf of an enterprise which competes or plans to compete with the Company or any of its subsidiaries or affiliates.

c. Termination for Disability. Except as prohibited by applicable law, the Company may terminate my employment on account of Disability, or may transfer me to inactive employment status, which shall have the same effect under this Agreement as a termination for Disability. “Disability” means a physical or mental illness, injury, or condition that prevents me from performing my duties, as determined under Company policies relating to disability applicable to me and other similarly situated employees.

d. Discharge Other Than for Cause or Disability. The Company may terminate my employment at any time for any reason, and without advance notice. If I am terminated by the Company other than for Cause under Section 5(b) or for Disability under Section 5(c), I will only receive the special benefits provided for a Discharge other than for Cause under Section 5(a) if I sign a general release form furnished to me by the Company (which may include any provision customary in formal settlement agreements and general releases, including such things as my release of the Company and all conceivably related persons or entities (“affiliates”) from all known and unknown claims, my covenant never in the future to pursue any released claim, my promise never to seek employment with the Company or any affiliate in the future, my promise not to solicit current or former customers, employees, suppliers or, to the fullest extent lawful, engage in business activities that compete with the Company or any affiliate, or disclose or use any of their proprietary or trade secret information) within 60 days after my employment ends and I do not thereafter properly revoke the release.

e. Resignation. I promise not to resign my employment before the Expiration Date without giving the Company at least 30 days advance written notice. If I resign, the Company may accept my resignation effective on the date set forth in my notice or any earlier date.

f. Death. If I die while employed under this Agreement, the payments required by Section 5(a) in the event of my death shall be made.

g. Change of Control. “Change of Control” as used herein occurs (i) if one or more persons or entities acting in concert acquire stock in the Company that constitutes, in the aggregate, more than 50 percent of the total fair market value or voting power of the stock of the Company, and such persons or entities did not own more than 50 percent before such acquisition, (ii) if there is a reorganization, merger or consolidation of the Company with one or more entities and thereafter, shares of the surviving entity are less than fifty percent (50%) owned by the Company or Company’s shareholders as of the date of the execution of this Agreement, or (iii) if there is a transfer of substantially all of the property of the Company to another entity neither directly nor indirectly controlled by the Company’s present shareholders. (For purposes of this provision, “controlled” means ownership of more than fifty percent (50%) of the voting stock.)

h. Amounts Owed to the Company. Any amounts payable to me under this section shall first be applied to repay any amounts I owe the Company.

4.

Confidentiality. I acknowledge that as an integral part of the Company’s business, the Company has developed, and will develop, at a considerable investment of time and expense, marketing and business plans and strategies, procedures, methods of operation and marketing, financial data, lists of actual and potential customers and suppliers, and independent sales representatives and related data, technical procedures, engineering and product specifications, plans for development and expansion, and other confidential and sensitive information, and I acknowledge that the Company has a legitimate business interest in protecting the confidentiality of such information. I acknowledge that I will be entrusted with such information as well as confidential information belonging to customers, suppliers, and other third parties.

a. “Trade Secrets” are defined as information, regardless of form, belonging to the Company, licensed by it, or disclosed to it on a confidential basis by its customers, suppliers, or other third parties, including, but not limited to, technical or nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, product plans, or lists of actual or potential customers or suppliers which are not commonly known by or available to the public and which information: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

b. “Confidential Information” is defined as information, regardless of form, belonging to the Company, licensed by it, or disclosed to it on a confidential basis by its customers, suppliers, or other third parties, other than Trade Secrets, which is material and valuable to the Company and not generally known by the public.

c. Promise Not to Disclose. I promise never to use or disclose any Trade Secret before it has become generally known within the relevant industry through no fault of my own. I agree that this promise shall never expire. I further promise that, while this Agreement is in effect and for 2 years after its termination, I will not, without the prior written approval of the Company, disclose any Confidential Information before it has become generally known within the relevant industry through no fault of my own.

d. Promise Not to Solicit. To prevent me from inevitably breaking this promise, I further agree that, while this Agreement is in effect and for 24 months after its termination: (1) as to any customer or supplier of the Group with whom I had dealings or about whom I acquired proprietary information during my employment, I will not solicit or attempt to solicit (or assist others to solicit) the customer or supplier to do business with any person or entity other than the Group; and (2) I will not solicit or attempt to solicit (or assist others to solicit) for employment any person who is, or within the preceding 12 months was, an officer, manager, employee, or consultant of the Group.

e. Promise Not to Engage in Certain Employment. I agree that, while this Agreement is in effect and for 24 months after its termination, I will not accept any employment or engage in any activity, without the written consent of the Board if the loyal and complete fulfillment of my duties would inevitably require me to reveal or utilize Trade Secrets or Confidential Information, as reasonably determined by the Board.

f. Return of Information. When my employment with the Company ends, I will promptly deliver to the Company, or, at its written instruction, destroy, all documents, data, drawings, manuals, letters, notes, reports, electronic mail, recordings, and copies thereof, of or pertaining to it or any other Group member in my possession or control. In addition, during my employment with the Company or the Group and thereafter, I agree to meet with Company personnel and, based on knowledge or insights I gained during my employment with the Company and the Group, answer any question they may have related to the Company or the Group.

g. Promise to Discuss Proposed Actions in Advance. To prevent the inevitable use or disclosure of Trade Secrets or Confidential Information, I promise that, before I disclose or use Trade Secrets or Confidential Information and before I commence employment, solicitations, or any other activity that could possibly violate the promises I have just made, I will discuss my proposed actions with an attorney for the Company, who will advise me in writing whether my proposed actions would violate these promises.

h. Intellectual Property. Intellectual property (including such things as all ideas, concepts, inventions, plans, developments, software, data, configurations, materials (whether written or machine-readable), designs, drawings, illustrations, and photographs, that may be protectable, in whole or in part, under any patent, copyright, trademark, trade secret, or other intellectual property law), developed, created, conceived, made, or reduced to practice during my Company employment (except intellectual property that has no relation to the Group or any Group customer that I developed, purely on my own time and at my own expense), shall be the sole and exclusive property of the Company, and I hereby assign all my rights, title, and interest in any such intellectual property to the Company.

i. Execution of Innovation Agreement. I agree to the terms of the Company’s Assignment of Inventions agreement, which is attached to this Agreement as Schedule 1, and I promise to execute it contemporaneously with this Agreement.

j. Enforcement of This Section. This section shall survive the termination of this Agreement for any reason. I acknowledge that (a) my services are of a special, unique, and extraordinary character and it would be very difficult or impossible to replace them, (b) this section’s terms are reasonable and necessary to protect the Company’s legitimate interests, (c) this section’s restrictions will not prevent me from earning or seeking a livelihood, (d) this section’s restrictions shall apply wherever permitted by law, and (e) my violation of any of this section’s terms would irreparably harm the Company. Accordingly, I agree that, if I violate any of the provisions of this section, the Company shall be entitled to, in addition to other remedies available to it, an injunction to be issued by any court of competent jurisdiction restraining me from committing or continuing any such violation, without the need to prove the inadequacy of money damages or post any bond or for any other undertaking.

5.	Notice.

a. To the Company. I will send all communications to the Company in writing, addressed as follows (or in any other manner the Company notifies me to use):

If Mailed:	American Electric Technologies, Inc.
6410 Long
Houston, TX 77087
Attention: Arthur G. Dauber

With a copy to:
J. Hoke Peacock II
470 Orleans
Beaumont, TX 77701

b. To Me. All communications from the Company to me relating to this Agreement must be sent to me in writing as follows (or in any other manner that I notify the Company) at my Company office or in any other manner I notify the Company to use.

If mailed:	Arthur G. Dauber

Bellaire, TX 77401

c. Time Notice Deemed Given. Notice shall be deemed to have been given when delivered or, if earlier (1) when mailed by United States certified or registered mail, return receipt requested, postage prepaid, or (2) faxed with confirmation of delivery, in either case, addressed as required in this section.

6. Waiver of Jury Trial. The Company and I both hereby irrevocably waive any and all right to trial by jury in any litigation directly or indirectly arising out of or relating to this Agreement and agree that any such action or proceeding shall be tried before a court and not before a jury.

7. Golden Parachute Limitation. I agree that my payments and benefits under this Agreement and all other contracts, arrangements, or programs shall not, in the aggregate, exceed the maximum amount that may be paid to me without triggering golden parachute penalties under Section 280G and related provisions of the Internal Revenue Code, as determined in good faith by the Company’s independent auditors. If any benefits must be cut back to avoid triggering such penalties, my benefits shall be cut back in the priority order designated by the Company. If an amount in excess of the limit set forth in this section is paid to me, I will repay the excess amount to the Company upon demand, with interest at the rate provided for in Internal Revenue Code Section 1274(b)(2)(B). The Company and I agree to cooperate with each other in connection with any administrative or judicial proceedings concerning the existence or amount of golden parachute penalties with respect to payments or benefits I receive.

8. Amendment. No provisions of this Agreement may be modified, waived, or discharged except by a written document signed by a duly authorized Company officer and me. Thus, for example, promotions, commendations, and/or bonuses shall not, by themselves, modify, amend, or extend this Agreement. A waiver of any conditions or provisions of this Agreement in a given instance shall not be deemed a waiver of such conditions or provisions at any other time.

9. Interpretation; Exclusive Forum. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Texas (excluding any that mandate the use of another jurisdiction’s laws). Any litigation, with respect to such matters may only be brought in the courts of Harris County, Texas.

10. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, me and my estate, but I may not assign or pledge this Agreement or any rights arising under it, except to the extent permitted under the terms of the benefit plans in which I participate. Without my consent, the Company may assign this Agreement to any affiliate or successor that agrees in writing to be bound by this Agreement, after which any reference to the “Company” in this Agreement shall be deemed to be a reference to the affiliate or successor, and the Company thereafter shall have no further primary, secondary or other responsibilities or liabilities under this Agreement of any kind.

11. Taxes. The Company shall withhold taxes from payments it makes pursuant to this Agreement as it determines to be required by applicable law.

12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In the event that a court of competent jurisdiction determines that any provision of this Agreement is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Agreement within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

13. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall for all purposes be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

14. Entire Agreement. All oral or written agreements or representations, express or implied, with respect to the subject matter of this Agreement are set forth in this Agreement, and this Agreement supersedes the terms of any previous employment agreement between the Company and myself. However, this Agreement does not override other written agreements I have executed simultaneously with this Agreement relating to specific aspects of my employment, such as conflicts of interest.

15. Former Employers. I am not subject to any employment, confidentiality, or other agreement or restriction that would prevent me from fully satisfying my duties under this Agreement or that would be violated if I did so. Without the Company’s prior written approval, I promise I will not:

a. disclose proprietary information belonging to a former employer or other entity without its written permission;

b. contact any former employer’s customers or employees to solicit their business or employment on behalf of the Group; or

c. distribute announcements about or otherwise publicize my employment with the Group.

I will indemnify and hold the Company harmless from any liabilities, including defense costs, it may incur because I am alleged to have broken any of these promises or improperly revealed or used such proprietary information or to have threatened to do so, or if a former employer challenges my entering into this Agreement or rendering services pursuant to it.

16. Department of Homeland Security Verification Requirement. If I have not already done so, I agree to timely file all documents required by the Department of Homeland Security to verify my identity and my lawful employment in the United States. Notwithstanding any other provision of this Agreement, if I fail to meet any such requirements promptly after receiving a written request from the Company to do so, I agree that my employment shall terminate immediately and that I shall not be entitled to any compensation from the Company of any type.

I ACKNOWLEDGE THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND ME RELATING TO THE SUBJECTS COVERED IN THIS AGREEMENT ARE CONTAINED IN IT AND THAT I HAVE ENTERED INTO THIS AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE COMPANY OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF.

I UNDERSTAND THAT ORGAIN, BELL & TUCKER, L.L.P. (OB&T) REPRESENTED THE COMPANY, NOT ME, IN NEGOTIATING THIS CONTRACT. TO

THE EXTENT OB&T HAS REPRESENTED ME, IS REPRESENTING ME, OR REPRESENTS ME IN THE FUTURE, I IRREVOCABLY WAIVE ANY CONFLICT OF INTEREST OBJECTIONS I MAY HAVE TO ITS REPRESENTATION OF THE COMPANY AS TO ANY MATTERS RELATING TO MY EMPLOYMENT BY THE COMPANY, INCLUDING THE NEGOTIATION OF THIS CONTRACT.

I FURTHER ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT, THAT I UNDERSTAND ALL OF IT, AND THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT, TOGETHER WITH ALL ATTACHED SCHEDULES AND EXHIBITS, WITH MY PRIVATE LEGAL COUNSEL AND HAVE AVAILED MYSELF OF THAT OPPORTUNITY TO THE EXTENT I WISHED TO DO SO. I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I AM GIVING UP MY RIGHT TO A JURY TRIAL.

Date: August 25, 2009	American Electric Technologies, Inc.

	By:	/s/ Howard W. Kelley
	Name:	Howard W. Kelley
	Title:	Chairman of the Compensation Committee

Date: August 25, 2009	/s/ Arthur G. Dauber
Arthur G. Dauber

Signature Page to Employment Agreement

Schedule 1

ASSIGNMENT OF INVENTIONS

1. I will promptly disclose in writing to the Company all Inventions. For purposes of this Agreement, “Invention” shall mean any discovery, whether or not patentable, as well as improvements thereto, which is conceived or first practiced by me, alone or in a joint effort with others, whether prior to or following execution of this Agreement, which: (i) may be reasonably expected to be used in a product of the Company; (ii) results from work that I have been assigned as part of my duties as an employee of the Company; (iii) is in an area of technology which is the same as or substantially related to the areas of technology with which I am involved; (iv) is useful, or which the Company reasonably expects may be useful, in any manufacturing or product design process of the Company; or (v) utilizes any Confidential Information.

2. All Inventions developed while employed by the Company in the scope of such my employment and duties belong to and are the sole property of the Company and will be subject to this Agreement. I assign to the Company all right, title, and interest I may have or may acquire in and to all Inventions. I shall sign and deliver to the Company (during and after employment) any other documents that the Company considers reasonably necessary to provide evidence of (i) the assignment of all of my rights, if any, in any Inventions and (ii) the Company’s ownership of such Inventions.

3. I will assist the Company in applying for, prosecuting, obtaining, or enforcing any patent, copyright, or other right or protection relating to any Invention, all at the Company’s expense but without consideration to me in excess of my salary or wages. If the Company requires any assistance after termination of my employment, I will be compensated for time actually spent in providing that assistance at an hourly rate equivalent to my salary or wages during the last period of employment with the Company.

4. If the Company is unable to secure my signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention, whether due to my mental or physical incapacity or any other cause, I hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections, with the same force and effect as if executed and delivered by me.

[signature page follows]

Employee:	American Electric Technologies, Inc.

/s/ Arthur G. Dauber	/s/ Howard W. Kelley
Signature of Employee	Signature of Authorized Company Representative

Arthur G. Dauber	Howard W. Kelley, Chmn. of the Compensation Committee
Print Name of Employee

August 25, 2009.	August 25, 2009.
Date, but effective January 1, 2010	Date, but effective January 1, 2010

Signature Page to Assignment of Inventions Agreement